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                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C.  20549
                                        -------------------------------
                                                    FORM 8-A

                              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                                        SECURITIES EXCHANGE ACT OF 1934
                                        -------------------------------
         PROTECTIVE LIFE CORPORATION                                   PLC CAPITAL TRUST I
-----------------------------------------------------    -----------------------------------------------------------
(Exact name of registrant as specified in its charter)   (Exact name of registrant as specified in Trust Agreements)

                   DELAWARE                                                 DELAWARE
-----------------------------------------------------    -----------------------------------------------------------
(State of incorporation or organization of registrant)   (State of incorporation or organization of each registrant)

                  95-2492236                                               72-6178732
    -----------------------------------                           -----------------------------------
    (I.R.S. Employer Identification No.)                          (I.R.S. Employer Identification No.)


                                            C/O DEBORAH J. LONG, ESQ.
                               SENIOR VICE PRESIDENT, SECRETARY & GENERAL COUNSEL
                                         PROTECTIVE LIFE CORPORATION
                                            2801 HIGHWAY 280 SOUTH
                                              BIRMINGHAM, ALABAMA
                           -----------------------------------------------------------
                           (Address of principal executive offices of each registrant)

                                                     35223
                                                   ----------
                                                   (Zip Code)
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    Securities to be registered pursuant to Section 12(b) of the Act:


 Title of each class to be registered      Name of each exchange on which each
                                               class is to be registered
---------------------------------------    -------------------------------------
Trust Originated Preferred Securities            New York Stock Exchange
("TOPrS-SM-"), to be issued by PLC
Capital Trust I and the Preferred
Securities Guarantee by Protective Life
Corporation with respect thereto


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]


     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


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         The Trust Originated Preferred Securities (the "Preferred Securities")
of PLC Capital Trust I ("PLC Capital"), guaranteed by Protective Life Corporation to the extent set forth in the form of Preferred Securities Guarantee (the "Preferred Securities Guarantee") of Protective Life Corporation (the "Company"), represent undivided beneficial interests in the assets of PLC Capital. Incorporated herein by reference are the descriptions of the Preferred Securities and the Preferred Securities Guarantee set forth under the captions "Description of Preferred Securities" and "Description of the Preferred Securities Guarantee" in the Company's and PLC Capital's Registration Statement on Form S-3 (Registration No. 333-25027), filed with the Securities and Exchange Commission on April 11, 1997, as amended.


Item 2.  EXHIBITS.

         1.01 Registration Statement on Form S-3 (Registration No. 333-25027) filed with the Securities and Exchange Commission on April 11, 1997 by Protective Life Corporation and PLC Capital Trust I, as amended (the "Registration Statement"), is incorporated herein by reference.

         4.01 Subordinated Indenture, dated as of June 1, 1994, between Protective Life Corporation and AmSouth Bank of Alabama (as successor by conversion of charter to AmSouth Bank N.A.), as Trustee (incorporated by reference to Exhibit 4(h) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994).

         4.02 Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between Protective Life Corporation and AmSouth Bank of Alabama (as successor by conversion of charter to AmSouth Bank N.A.), as Trustee (incorporated by reference to
                 Exhibit 4(h)(1) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994).

         4.03 Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between Protective Life Corporation and AmSouth Bank of Alabama (as successor by conversion of charter to AmSouth Bank N.A.), as Trustee (incorporated by reference to Exhibit 4(l) to Protective Life Corporation's Registration Statement on Form S-3 (Registration No. 33-55063)).

         4.04 Form of Supplemental Indenture No. 3 to the Subordinated Indenture between Protective Life Corporation and AmSouth Bank of Alabama as Trustee (incorporated herein by reference to Exhibit 4(g) to the Registration Statement).

         4.05 Declaration of Trust of PLC Capital Trust I (incorporated herein by reference to Exhibit 4(b) to the Registration Statement).

         4.06 Form of Amended and Restated Declaration of Trust of PLC Capital Trust I (incorporated herein by reference to Exhibit 4(c) to the Registration Statement).


                                   2

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         4.07    Form of Guarantee, with respect to Preferred Securities issued by PLC Capital Trust I (incorporated herein by reference to Exhibit 4(i) to the Registration Statement).

         4.08 Form of Preferred Security Certificate for PLC Capital Trust I (incorporated herein by reference to Exhibit 4(h) to the Registration Statement).


                                   3

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                               SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                          PROTECTIVE LIFE CORPORATION


                                          By:  /s/ Deborah J. Long
                                             ---------------------------
                                             Deborah J. Long
                                             Senior Vice President, Secretary
                                                   and General Counsel


                                          PLC CAPITAL TRUST I



                                          By:  /s/ Jerry W. DeFoor
                                             ----------------------------
                                             Jerry W. DeFoor
                                             Regular Trustee



Dated:  April 21, 1997


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